SUB-ITEM 77
C:  Submission
of matters to a
vote of
security
holders


A Special
Meeting of
Shareholders of
Federated
Investment
Series Funds,
Inc. (the
?Corporation?),
of which the
Fund is a
portfolio,was
held on October
28, 2013. On
August 29,
2013, the
record date for
shareholders
voting at the
meeting, there
were
167,744,830.96
3 total
outstanding
shares of  the
Corporation.

1. Proposal to
elect certain
Directors of the
Corporation:1

Name
	For

	Withhel
d
John T. Collins
	137,131,
362.060
	1,409,88
8.208
Maureen Lally-
Green
	136,004,
856.763
	2,536,39
3.505
Thomas M.
O?Neill
	137,279,
358.081
	1,261,89
2.187
P. Jerome
Richey
	137,078,
865.605
	1,462,38
4.663

1 The following
Directors
continued their
terms: John F.
Donahue, J.
Christopher
Donahue,
Maureen Lally-
Green (having
been previously
appointed by the
Board), Peter E.
Madden,
Charles F.
Mansfield, Jr.,
Thomas M.
O?Neill (having
been previously
appointed by the
Board), and
John S. Walsh.

The Definitive
Proxy Statement
for this Special
Meeting was
filed with the
Securities and
Exchange
Commission on
September 10,
2013, and is
incorporated by
reference. (File
No. 811-58429).